EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-221119) of our report dated March 27, 2018 relating to the December 31, 2017 and 2016 consolidated financial statements which appear in MYOS RENS Technology Inc.’s Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

East Brunswick, New Jersey

May 10, 2018